                                                                    Exhibit 99.1

 THE EXCHANGE OFFER WILL EXPIRE AT 12:00 MIDNIGHT, NEW YORK CITY TIME, ON JUNE 8, 2000 UNLESS EXTENDED (THE "EXPIRATION DATE"). TENDERS OF eCREDIT.COM, INC.
    COMMON STOCK MAY BE WITHDRAWN AT ANY TIME PRIOR TO 12:00 MIDNIGHT ON THE
                                EXPIRATION DATE.

                          INTERNET CAPITAL GROUP, INC.

                             LETTER OF TRANSMITTAL

                      To Tender Shares of Common Stock of
                               eCredit.com, Inc.

                    Pursuant to the Exchange Offer Agreement
                            Dated February 24, 2000

           THE OFFER AND WITHDRAWAL RIGHTS EXPIRE AT 12:00 MIDNIGHT,
       NEW YORK CITY TIME, ON JUNE 8, 2000, UNLESS THE OFFER IS EXTENDED.
--------------------------------------------------------------------------------
                DESCRIPTION OF ECREDIT.COM, INC. SHARES TENDERED
--------------------------------------------------------------------------------
 Item 1.

  Name/1/ and Address of Registered                              Number of
  Holder of Stock of eCredit.com, Inc.         Cert. No.      Shares Tendered/2/
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                             Total Number of
                                            Shares Tendered:
--------------------------------------------------------------------------------

 Item 2.
 * Indicate in this box the order (by certificate number) in which you wish your shares of eCredit.com, Inc. Common Stock to be purchased in the event of proration. Attach additional signed list if necessary./3/

   1st:         2nd:         3rd:         4th:         5th:
--------------------------------------------------------------------------------
 1 The name of the holder listed should be the exact name listed on each of the stock certificates tendered herewith. If you have certificates with different names use separate letters of transmittal.

 2 The number of shares should be the number of shares of Common Stock of eCredit.com, Inc. tendered herewith. If you are a holder of shares of one or more series of the Convertible Preferred Stock of eCredit.com, Inc., the number of shares listed for the applicable certificates tendered herewith should be the number of shares of Common Stock of eCredit.com, Inc. into which such Convertible Preferred Stock will be reclassified upon the consummation of the Exchange Offer (or such lesser number of shares of Common Stock of eCredit.com, Inc. represented by such certificate which are being tendered). If you need assistance in determining this number, please contact Richard Olson, Vice President and Treasurer of eCredit.com Inc., at (781) 752-1249.

 3 If you do not designate an order, in the event less than all shares of eCredit.com, Inc. Common Stock tendered by you are purchased due to proration, the shares of eCredit.com, Inc. Common Stock to be purchased will be selected in the order in which they are listed in Item 1 above.

        If additional space is required please attach a separate sheet.

  If you have lost a certificate or certificates representing some or all of the eCredit.com, Inc. Shares you wish to tender, please contact Richard Olson, Vice President and Treasurer of eCredit.com, Inc. at
  (781) 752-1249 in sufficient time to allow eCredit.com, Inc. to prepare and deliver to you a replacement certificate prior to the Expiration Date. The undersigned understand(s) that the replacement certificate must be tendered with this Letter of Transmittal to the Exchange Agent and an appropriate affidavit of loss and indemnity agreement and an indemnity and/or surety bond may be required.

  THIS LETTER OF TRANSMITTAL MAY BE SENT TO CHASEMELLON SHAREHOLDER SERVICES,
      L.L.C., THE EXCHANGE AGENT, AT ONE OF THE ADDRESSES INDICATED BELOW:

                By Hand:                                By Mail:
        CHASEMELLON SHAREHOLDER                 CHASEMELLON SHAREHOLDER
            SERVICES, L.L.C.                        SERVICES, L.L.C.
        120 Broadway, 13th Floor                  Post Office Box 3301
           New York, NY 10271                  South Hackensack, NJ 07606
    Attn: Reorganization Department         Attn: Reorganization Department

                             By Overnight Delivery:
                    CHASEMELLON SHAREHOLDER SERVICES, L.L.C.
                      85 Challenger Road--Mail Drop--Reorg
                           Ridgefield Park, NJ 07660
                        Attn: Reorganization Department
                      Telephone Assistance: 1-800-777-3674

  DELIVERY OF THIS INSTRUMENT TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE WILL
         NOT CONSTITUTE A VALID DELIVERY. THE INSTRUCTIONS ACCOMPANYING
           THIS LETTER OF TRANSMITTAL SHOULD BE READ CAREFULLY BEFORE
                    THIS LETTER OF TRANSMITTAL IS COMPLETED.

 HOLDERS WHO WISH TO BE ELIGIBLE TO RECEIVE INTERNET CAPITAL GROUP, INC. COMMON STOCK FOR THEIR eCREDIT.COM, INC. COMMON STOCK PURSUANT TO THE EXCHANGE OFFER MUST VALIDLY TENDER (AND NOT WITHDRAW) THEIR eCREDIT.COM, INC. COMMON STOCK TO
                THE EXCHANGE AGENT PRIOR TO THE EXPIRATION DATE.

Ladies and Gentlemen:

  The undersigned acknowledge(s) receipt of the Prospectus dated May 10, 2000 (the "Prospectus") of Internet Capital Group, Inc., a Delaware corporation ("Internet Capital Group"), and this Letter of Transmittal (the "Letter of Transmittal"), which together constitutes the Offer to Exchange (the "Exchange Offer") of ICG Holdings, Inc., a Delaware corporation, which is a wholly-owned subsidiary of Internet Capital Group (both ICG Holdings, Inc. and Internet Capital Group are referred to herein as "Internet Capital Group") a number of shares of Internet Capital Group's Common Stock, par value $.001 per share (the "Common Stock"), equal to the Exchange Ratio (as defined below), upon the terms and subject to the conditions set forth in the Prospectus and herein, for each properly tendered and not withdrawn share of Common Stock, par value $.001 per share (the "eCredit.com Shares"), of eCredit.com, Inc., a Delaware corporation ("eCredit.com"), up to a maximum of 9,239,559 eCredit.com Shares. The Common Stock has been registered under the Securities Act of 1933, as amended, pursuant to a Registration Statement of which the Prospectus is a part.

  The undersigned herewith submit(s) for cancellation and exchange the eCredit.com Shares identified in the box above entitled "Description of eCredit.com, Inc. Shares Tendered" pursuant to the terms and conditions described in the Prospectus and this Letter of Transmittal.

  The undersigned acknowledge(s) that the Exchange Offer expires at 12:00 Midnight, New York City time, on June 8, 2000, unless Internet Capital Group extends the expiration date. The undersigned further acknowledge(s) that Internet Capital Group reserves the right to extend the Exchange Offer on one or more occasions in the event any of the conditions to its obligations to consummate the Exchange Offer are not satisfied at the time of the scheduled expiration date or it is required by rule or direction of the Securities and Exchange Commission to extend the Exchange Offer. In any such event, the term "Expiration Date" shall mean the latest time and date to which the Exchange Offer is extended.

  Subject to the proper completion of this Letter of Transmittal, the Exchange Agent is hereby requested to issue to the undersigned (unless otherwise indicated under "Special Issuance Instructions" below) a certificate for the number of shares of Common Stock equal to the Exchange Ratio for each eCredit.com Share so exchanged. The "Exchange Ratio" will be the quotient obtained by dividing the Aggregate Number of Common Stock by the product of
(i) 30% times (ii) the number of eCredit Shares that are issued and outstanding on the date of expiration of the Exchange Offer, calculated on a fully-diluted basis. The Aggregate Number of Common Stock means a number of shares of Common Stock equal to the quotient obtained by dividing (i) $450,000,000 by (ii) the average of the closing prices per share of the Common Stock as reported by the NASDAQ National Market for the most recent three days on which trading of the Common Stock has occurred prior to the second trading day immediately prior to the date of expiration of the Exchange Offer, provided, however, that if the average of the closing prices is equal to or less than $95.20, the average will be deemed to be $95.20 and, if the average is equal to or greater than $142.80, the average will be deemed to be $142.80. Proration, as described in the Prospectus, may be necessary, if more than 9,239,559 eCredit.com Shares are properly tendered and not withdrawn. The Exchange Agent is further requested to issue a check to the undersigned (unless otherwise indicated under "Special Issuance Instructions" below) in lieu of any fractional shares of Common Stock, with the amount of such check equal to product of (x) such fractional shares times (y) the closing price per share of the Common Stock as reported by the NASDAQ National Market for the Expiration Date. The undersigned understand(s) that the certificate representing the Common Stock issued by Internet Capital Group and the check issued by the Exchange Agent in lieu of any fractional shares of Common Stock in exchange for the eCredit Shares tendered herewith will be sent to the undersigned within five to seven business days after the consummation of the Exchange Offer at the address for the undersigned set forth in the box above entitled "Description of eCredit.com, Inc. Shares Tendered", unless the "Special Issuance Instructions" and/or "Special Delivery Instructions" below are completed.

  In order to properly complete this Letter of Transmittal, a holder of eCredit.com Shares must (i) complete the box entitled "Description of eCredit.com, Inc. Shares Tendered," (ii) if appropriate, check and complete the boxes relating to Special Issuance Instructions and Special Delivery Instructions, (iii) sign this Letter of Transmittal, and (iv) complete the Substitute Form W-9. Each holder of eCredit.com Shares should read carefully the detailed instructions below prior to completing this Letter of Transmittal.

    SPECIAL ISSUANCE INSTRUCTIONS             SPECIAL DELIVERY INSTRUCTIONS

  To be completed ONLY if the cer-          A. To be completed ONLY if the
 tificate for Common Stock and             certificate for Common Stock and
 check in lieu of a fractional             check in lieu of a fractional
 share of Common Stock are to be           share of Common Stock are to be
 issued in a name other than the           sent to other than (i) for the
 registered holder(s) listed in the        registered holder listed in the
 box above entitled "Description of        box entitled "Description of
 eCredit.com, Inc. Shares Ten-             eCredit.com, Inc. Shares Ten-
 dered". Certificates for                  dered", the address set forth in
 eCredit.com Shares must be prop-          such box, or (ii) for any entity
 erly assigned and signatures guar-        listed under "Special Issuance In-
 anteed. The undersigned hereby au-        structions" above, the address set
 thorizes the Exchange Agent to is-        forth thereunder.
 sue and, unless otherwise in-
 structed under "Special Delivery           The undersigned hereby authorizes
 Instructions" below, send the cer-        the Exchange Agent to deliver the
 tificate for Common Stock and the         certificate for Common Stock and
 check to:                                 the check to:

 PLEASE PRINT                              PLEASE PRINT

 Name ______________________________       Name ______________________________


 Address ___________________________       Address ___________________________


 ___________________________________        B. To be completed ONLY if the
                                           certificate for Common Stock is to
                                           be delivered electronically imme-
                                           diately upon consummation of the
                                           Exchange Offer, through the
                                           Deposit/Withdrawal at Custodian
                                           system, to A.G. Edwards & Sons,
                                           Inc. and the check is to be sent
                                           as provided below.

 Taxpayer Identification or Social          Deliver the certificate for Com-
 Security Number(s): _______________       mon Stock electronically to A.G.
                                           Edwards & Sons, Inc., as follows:

                                            A.G. Edwards & Sons, Inc.
                                            One North Jefferson
                                            St. Louis, MO 63103
                                            For the Account of
                                            (print name of A.G. Edwards Ac-
                                            count to be credited): __________

                                            A.G. Edwards Account Number: ____

                                           Send the check as follows:

                                           Name: ________________________

                                           Address: _____________________

                                           (If applicable) For desposit to
                                           account number:

                                           _______________________________

Ladies and Gentlemen:

  Subject to the terms and conditions of the Exchange Offer, the undersigned hereby tender(s) to Internet Capital Group the eCredit.com Shares indicated in the box entitled "Description of eCredit.com, Inc. Shares Tendered". Subject to and effective upon the acceptance for exchange of the eCredit.com Shares tendered in accordance with this Letter of Transmittal, the undersigned sells, assigns and transfers to, or upon the order of, Internet Capital Group all right, title and interest in and to the eCredit.com Shares tendered hereby. The Exchange Agent is hereby irrevocably constituted and appointed the agent and attorney-in-fact for the undersigned (with full knowledge that the Exchange Agent also acts as the agent of Internet Capital Group with respect to the tendered eCredit.com Shares) with full power of substitution to (i) deliver certificates for such eCredit.com Shares to Internet Capital Group and deliver all accompanying evidence of transfer and authenticity to, or upon the order of, Internet Capital Group and (ii) present such eCredit.com Shares for transfer on the books of eCredit.com and receive all benefits and otherwise exercise all rights of beneficial ownership of such eCredit.com Shares, all in accordance with the terms and subject to the conditions of the Exchange Offer. The power of attorney granted in this paragraph shall be deemed irrevocable and coupled with an interest.

  The undersigned hereby represent(s) and warrant(s) that the undersigned has/have full power and authority to tender, sell, assign and transfer the eCredit.com Shares tendered hereby and that Internet Capital Group will acquire good and unencumbered title thereto, free and clear of all liens, restrictions, charges and encumbrances and not subject to any adverse claim, when the same are acquired by Internet Capital Group.

  The undersigned hereby represents and warrants that if the undersigned is not an individual, the undersigned is a corporation, limited liability company, partnership, limited partnership, or trust duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or formation and has the requisite corporate or other power and authority to carry on its business as it is now being conducted. The undersigned has all requisite corporate or other power and authority to execute and deliver this Letter of Transmittal and the eCredit.com Shares tendered hereby and to consummate the transactions contemplated hereby. The execution and delivery by the undersigned of this Letter of Transmittal and the eCredit.com Shares tendered hereby and the consummation by the undersigned of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate or other action on the part of the undersigned and no other corporate or other proceedings on the part of the undersigned are necessary to authorize this Letter of Transmittal or to consummate the transactions so contemplated by this Letter of Transmittal. This Letter of Transmittal has been, and each other document or instrument to be executed by the undersigned in connection herewith will be, duly executed and delivered by the undersigned, and, when duly executed and delivered by the other parties hereto or thereto, constitutes, or will constitute, a legal, valid and binding obligation of the undersigned, enforceable against it in accordance with its terms.

  The undersigned is/are the sole record owners of (and has/have the requisite power and authority to vote and dispose of) the number and type of shares of capital stock of eCredit.com set forth in this Letter of Transmittal, in each case free and clear of any liens. Except as set forth in Schedule 3.2 of the Exchange Offer Agreement, the undersigned is/are not (a) party/parties to, or bound by, any arrangement, agreement, instrument or order that would prohibit or otherwise restrict in any way the transfer of the eCredit.com Shares tendered hereby.

  The execution and delivery by the undersigned of this Letter of Transmittal and the eCredit.com Shares tendered herewith and the execution and delivery by the undersigned of any other documents or instruments contemplated hereby to be executed by the undersigned, the performance by the undersigned of each of its/their obligations hereunder, and the consummation of the transactions contemplated hereby do not and will not on the part of the undersigned:

    (a) violate or conflict with or result in a breach of any provision of the charter, bylaws or other organizational documents, if any, of the undersigned, as such instruments are currently in effect;

    (b) require any consent, approval or notice under, or registration under or payment on account of, or conflict with, or result in a violation or breach of; or constitute (with or without the giving of notice or the lapse of time or both) a default (or give rise to any right of termination, modification (including, in the case of leases, any change in the amount or nature of the rent), cancellation or acceleration or result in the creation or imposition of any lien upon the property of the undersigned) under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, license, lease, agreement or other instrument or obligation to which the undersigned is a party or by which any portion of its or their properties or assets may be bound;

    (c) violate or contravene any law, statute, rule or regulation, or any order, writ, judgment, injunction, decree, determination or award of any applicable authority currently in effect; or

    (d) require any action, consent, approval or authorization of; or review by, or declaration, registration or filing with, or notice to, any applicable authority, or any stock exchange or similar self-regulatory organization.

  The undersigned will, upon request, execute and deliver any additional documents deemed by the Exchange Agent or Internet Capital Group to be necessary or desirable to complete the assignment, transfer and purchase of the eCredit.com Shares tendered hereby. All authority conferred or agreed to be conferred by this Letter of Transmittal shall survive the death, incapacity or dissolution of the undersigned and every obligation of the undersigned under this Letter of Transmittal shall be binding upon the heirs, personal representatives, successors and assigns, trustees in bankruptcy or other legal representatives of the undersigned. This tender may be withdrawn only in accordance with the procedures set forth in "The Exchange Offer--Withdrawal Rights" section of the Prospectus.

  For purposes of the Exchange Offer, Internet Capital Group shall be deemed to have accepted validly tendered eCredit.com Shares when, as and if Internet Capital Group has given oral or written notice thereof to the Exchange Agent.

  If any tendered eCredit.com Shares are not accepted for exchange pursuant to the Exchange Offer for any reason, certificates for any such unaccepted eCredit.com Shares will be returned, without expense, to the undersigned at the address shown in the box above entitled "Description of eCredit.com, Inc. Shares Tendered" as promptly as practicable after the Expiration Date.

  The undersigned understand(s) that tenders of eCredit.com Shares pursuant to the procedures described under the caption "The Exchange Offer--Procedures for Tendering Existing eCredit.com Shares" in the Prospectus and in the instructions hereto will constitute a binding agreement between the undersigned and Internet Capital Group upon the terms and subject to the conditions of the Exchange Offer.

  Very truly yours,

  REGISTERED HOLDER(S)*

  (X) _____________________________       Dated: ______________________________

  (X) _____________________________
       (Signature of registered
              holder(s))

  Area Code and Telephone Number: _______

  PLEASE SIGN AND DATE ABOVE

--------
* Must be signed by registered holder(s) exactly as name(s) appears on the certificate(s), or the authorized representative of such registered holder(s).

                           Guarantee of Signature(s)


  (If certificate for Common Stock is to be issued in the name of an entity other than the registered holder(s) or if the certificate for Common Stock is to be delivered to an entity other than the registered holder(s))

 Authorized Signature: ____________________

 Name of Firm: ____________________________

 Address: _________________________________

 Dated: ___________________________________

                                 INSTRUCTIONS

  Letter of Transmittal: This Letter of Transmittal must be signed, dated and completed in its entirety including the certificate number(s) and number of eCredit.com Shares tendered herewith.

  THE METHOD OF DELIVERY OF THIS LETTER OF TRANSMITTAL, THE ECREDIT.COM SHARES TENDERED HEREWITH AND ALL OTHER REQUIRED DOCUMENTS IS AT THE ELECTION AND RISK OF THE TENDERING HOLDERS, BUT THE DELIVERY WILL BE DEEMED MADE ONLY WHEN ACTUALLY RECEIVED OR CONFIRMED BY THE EXCHANGE AGENT. IF ECREDIT.COM SHARES ARE SENT BY MAIL, IT IS SUGGESTED THAT THE MAILING BE MADE SUFFICIENTLY IN ADVANCE OF THE EXPIRATION DATE TO PERMIT THE DELIVERY TO THE EXCHANGE AGENT PRIOR TO 12:00 MIDNIGHT, NEW YORK CITY TIME, ON THE EXPIRATION DATE.

  Signature: This Letter of Transmittal must be signed by or on behalf of the registered owner(s) of the surrendered certificate(s). In the case of joint tenants, both must sign. When signing as agent, attorney, administrator, executor, guardian, trustee or in any other fiduciary or other capacity or as an officer of a corporation on behalf of the corporation, please give full title as such and evidence of authority. If any tendered eCredit.com Shares are registered in different names on several certificates, it will be necessary to complete, sign and submit as many separate copies of this Letter of Transmittal as there are different registrations of certificates. If this Letter of Transmittal is signed by a person other than the registered Holder(s) of any certificate(s) specified herein, such certificate(s) must be endorsed or accompanied by appropriate stock powers or powers of attorney, in each case signed exactly as the name or names of the registered Holder(s) appear(s) on the certificate(s) and signatures on such certificate(s) or power(s) must be guaranteed by an Eligible Institution (as defined below). All signatures on this Letter of Transmittal must be guaranteed by a firm which is a member of a registered national securities exchange or of the National Association of Securities Dealers, Inc., or by a financial institution (including most commercial banks, savings and loan associations and brokerage houses) that is a participant in the Securities Transfer Agents Medallion Program, the New York Stock Exchange Medallion Signature Guarantee Program or the Stock Exchange Medallion Program (an "Eligible Institution"), unless this Letter of Transmittal is signed by the registered holder(s) of the eCredit.com Shares tendered hereby and such holder(s) has (have) completed neither the box entitled "Special Issuance Instructions" nor the box entitled "Special Delivery Instructions" above.

  Tender by Holder: Only a Holder of eCredit.com Shares may tender such eCredit.com Shares in the Exchange Offer. Any beneficial holder of eCredit.com Shares who is not the registered Holder and who wishes to tender should arrange with the registered Holder to execute and deliver this Letter of Transmittal on his or her behalf or must, prior to completing and executing this Letter of Transmittal and delivering his or her eCredit.com Shares, either make appropriate arrangements to register ownership of the eCredit.com Shares in such Holder's name or obtain a properly completed stock power from the registered Holder.

  Proration; Partial Tenders: If, due to a partial tender or proration, it is necessary to issue a new certificate for eCredit.com Shares which were not tendered (but included on a certificate with tendered shares) or tendered but not accepted due to proration, the Exchange Agent will provide eCredit.com with the appropriate information so that eCredit.com can issue the appropriate certificate(s).

  Endorsement of Certificates: Do not endorse the eCredit.com certificates.

  Waiver of Conditions: Internet Capital Group reserves the absolute right to waive conditions to the Exchange Offer in the case of any eCredit.com Shares tendered (and to refuse to do so).

  No Conditional Transfers: No alternative, conditional, irregular or contingent tenders will be accepted. All tendering holders of eCredit.com Shares, by execution of this Letter of Transmittal, shall waive any right to receive notice of the acceptance of their eCredit.com Shares for exchange.

  Neither Internet Capital Group, the Exchange Agent nor any other person is obligated to give notice of any defect or irregularity with respect to any tender of eCredit.com Shares, nor shall any of them incur any liability for failure to give any such notice.

  Mutilated, Lost, Stolen or Destroyed Existing eCredit.com Shares: If you have lost a certificate or certificates representing some or all of the eCredit.com, Inc. Shares you wish to tender, please contact Richard Olson, Vice President and Treasurer of eCredit.com, Inc. at (781) 752-1249 in sufficient time to allow eCredit.com, Inc. to prepare and deliver to you a replacement certificate prior to the Expiration Date. The replacement certificate must be tendered with this Letter of Transmittal to the Exchange Agent. An appropriate affidavit of loss and indemnity agreement and an indemnity and/or surety bond may be required.

  Requests for Assistance or Additional Copies: Questions and requests for assistance and for additional copies of the Prospectus, this Letter of Transmittal or the "Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9" may be directed to the Exchange Agent at 1-800-777-3674 or one of the addresses listed below.

                           DELIVERY OF CERTIFICATES

  THIS LETTER OF TRANSMITTAL AND CERTIFICATES FOR eCREDIT.COM SHARES TENDERED HEREBY MAY BE SENT TO CHASEMELLON SHAREHOLDER SERVICES, L.L.C., THE EXCHANGE
                AGENT, AT ONE OF THE ADDRESSES INDICATED BELOW:

              By Hand:                                  By Mail:
       CHASEMELLON SHAREHOLDER                   CHASEMELLON SHAREHOLDER
          SERVICES, L.L.C.                          SERVICES, L.L.C.
      120 Broadway, 13th Floor                    Post Office Box 3301
         New York, NY 10271                    South Hackensack, NJ 07606
   Attn: Reorganization Department           Attn: Reorganization Department

                            By Overnight Delivery:
                   CHASEMELLON SHAREHOLDER SERVICES, L.L.C.
                     85 Challenger Road--Mail Drop--Reorg
                           Ridgefield Park, NJ 07660
                        Attn: Reorganization Department

  The method of delivery of the eCredit.com Shares certificates is at the option and the risk of the holder. Certified or Registered mail, properly insured, is suggested.

  Important Tax Information: Please complete the Substitute form W-9 below; failure to do so may require the Exchange Agent to withhold 31% of any cash payment you are entitled to receive.

             PAYER'S NAME: CHASEMELLON SHAREHOLDER SERVICES, L.L.C.

                        Part 1: PLEASE PROVIDE YOUR       Enter your Social
                        TIN IN THE BOX AT RIGHT AND    Security or employer ID
                        CERTIFY BY SIGNING AND               number here
                        DATING BELOW.

 SUBSTITUTE

 Form W-9
 Department of                                                 /    /
 the Treasury          --------------------------------------------------------
 Internal               Part 2:  [_] Check this box if you are NOT subject to
 Revenue                backup withholding under the provisions of section
 Service                3406(a)(1)(C) of the Internal Revenue Code because
                        (1) you have not been notified that you are subject to backup withholding as a result of failure to report all interest or dividends or (2) the Internal
                        Revenue Service has notified you that you are no longer subject to backup withholding.

                        CERTIFICATION--UNDER THE PENALTIES OF   Part 3:
                        PERJURY, I CERTIFY THAT THE INFORMA-
                        TION PROVIDED ON THIS FORM IS TRUE,
                        CORRECT AND COMPLETE.
 Payer's Request for Taxpayer Identification Number (TIN)

                                                                [_] Check
                                                                here, if
                                                                awaiting
                                                                TIN.

                       --------------------------------------------------------
                        SIGNATURE ______________  DATE _______